Exhibit 99.1

VHR Broadcasting, Inc.

Consolidated Financial Statements

December 31, 2002 and 2001

Report of Independent Auditors

To the Board of Directors and Shareholder of

VHR Broadcasting, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder’s deficit and of cash flows present fairly, in all material respects, the financial position of VHR Broadcasting, Inc. and its subsidiaries (the “Company”) at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 11, 2004

VHR Broadcasting, Inc.

Consolidated Balance Sheets

December 31, 2002 and 2001

(amounts in thousands)	Nine Months Ended September 30, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001
	(unaudited)
Assets
Current assets
Cash	$5	$23	$71
Accounts receivable, net	127	169	73
Current portion of broadcast rights	690	565	804
Prepaid expenses and other current assets	28	39	89

Total current assets	850	796	1,037
Property and equipment, net	3,457	4,349	7,470
Broadcast rights, net of current portion	115	70	120
Debt financing costs	404	647	37
Goodwill, net	2,800	2,800	4,797
Intangible assets, net	42,344	44,762	48,239

Total assets	$49,970	$53,424	$61,700

Liabilities and Shareholder’s Deficit
Current liabilities
Due to related party	$20,856	$13,892	$12,349
Current portion of broadcast rights payable	748	591	999
Current portion of long-term debt	6,466	11,522	1,063
Accounts payable and accrued expenses	258	380	367
Interest payable	—	—	503

Total current liabilities	28,328	26,385	15,281
Broadcast rights payable, net of current portion	108	105	135
Long-term debt	55,908	57,484	69,158
Note payable to related party	2,000	2,000	2,000
Other long term liabilities	203	867	1,366
Deferred gain on sale of assets	2,155	2,249	2,453
Deferred tax liabilities	1,123	809	—

Total liabilities	89,825	89,899	90,393

Commitments and contingencies (Note 9)
Shareholder’s deficit
Common stock, $.01 par value: 1,000 shares authorized; 30 shares issued and outstanding		—	—
Accumulated deficit	(39,855)	(36,475)	(28,693)

Total shareholder’s deficit	(39,855)	(36,475)	(28,693)

Total liabilities and shareholder’s deficit	$49,970	$53,424	$61,700

The accompanying notes are an integral part of these consolidated financial statements.

VHR Broadcasting, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2002, 2001 and 2000

(amounts in thousands)	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
	(unaudited)	(unaudited)

Shared services revenue	$4,533	$5,516	$8,137	$10,719	$9,938
Other revenue	510	520	697	689	1,027
Less: commissions	139	148	252	232	472

Net revenue (excluding barter)	4,904	5,888	8,582	11,176	10,493

Barter revenue	342	416	541	647	843

Total net revenue	5,246	6,304	9,123	11,823	11,336

Operating expenses
Direct operating expenses (exclusive of depreciation and amortization, shown separately below)	893	859	1,159	943	677
Selling, general and administrative expenses (exclusive of depreciation and amortization, shown separately below)	816	828	1,015	1,143	1,329
Amortization of broadcast rights	573	835	1,035	1,230	1,723
Depreciation and amortization	3,522	3,856	5,128	6,598	6,875

Total operating expenses	5,804	6,378	8,337	9,914	10,604

Income (loss) from operations	(558)	(74)	786	1,909	732

Other income
Gain (loss) on disposal of assets	94	(1,024)	(1,260)	(1,319)	(48)
Other income (expense)	726	766	943	(1,289)	22
Interest expense, net, including amortization of debt financing costs	(3,328)	(4,204)	(5,433)	(8,117)	(10,238)

Loss before income taxes	3,066	4,536	4,964	8,816	9,532

Income tax expense	314	616	821	19	18

Loss before cumulative effect of change in accounting principle, net of tax	3,380	5,152	5,785	8,835	9,550

Cumulative effect of change in accounting
principle, net of tax (Note 2)	—	(1,997)	(1,997)	—	—

Net loss	$3,380	$7,149	$7,782	$8,835	$9,550

The accompanying notes are an integral part of these consolidated financial statements.

VHR Broadcasting, Inc.

Consolidated Statements of Changes in Shareholder’s Deficit

Years Ended December 31, 2002, 2001 and 2000

	Common Stock		Accumulated
(amounts in thousands, except shares)	Shares	Amount	Deficit	Total

Balance at December 31, 1999	30	$—	$(10,308)	$(10,308)
Net loss			(9,550)	(9,550)

Balance at December 31, 2000	30	—	(19,858)	(19,858)
Net loss			(8,835)	(8,835)

Balance at December 31, 2001	30	—	(28,693)	(28,693)
Net loss			(7,782)	(7,782)

Balance at December 31, 2002	30	$—	$(36,475)	$(36,475)

The accompanying notes are an integral part of these consolidated financial statements.

VHR Broadcasting, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2002, 2001 and 2000

(amounts in thousands)	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(3,380)	$(7,149)	$(7,782)	$(8,835)	$(9,550)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	1,103	1,248	1,651	1,790	1,914
Amortization of intangible assets	2,418	2,607	3,477	4,808	4,961
Loss on disposal of fixed assets		1,024	1,260	1,319	48
Amortization of deferred gain on sale of assets	(95)	(95)	(204)	(74)	—
Amortization of debt financing costs	243	39	90	6	6
Amortization of broadcast rights (excluding barter)	230	420	493	582	880
Payments for program rights	(238)	(495)	(641)	(497)	(1,036)
Effect of accounting for derivative instrument	(752)	(461)	(615)	1,367	—
Cumulative effect of change in accounting principle, net of tax	—	1,997	1,997	—	—

Changes in assets and liabilities
Accounts receivable, net	42	(75)	(96)	207	347
Prepaid expenses and other current assets	11	36	50	15	21
Accounts payable and accrued expenses	(122)	(20)	13	(505)	157
Interest payable	—	(253)	(503)	(1,112)	191
Increase in due to related party	6,964	1,528	1,543	9,450	2,899
Other noncurrent liabilities	87	86	115	—	—
Deferred taxes	314	609	809	—	—

Net cash provided by operating activities	6,825	1,045	1,657	8,521	838

Cash flows from investing activities
Additions to property and equipment	(211)	(50)	(62)	(8)	(190)
Proceeds from sale of fixed assets	—	272	272	5,317	22

Net cash provided by (used for) investing activities	(211)	222	210	5,309	(168)

Cash flows from financing activities
Payments for debt financing costs	(6,632)	(850)	(700)	(3)	(1)
Repayment of term loan	—	(467)	(1,215)	(13,930)	(850)

Net cash provided by financing activities	(6,632)	(1,317)	(1,915)	(13,933)	(851)

Net decrease in cash	(18)	(50)	(48)	(103)	(181)
Cash and cash equivalents, beginning of period	23	71	71	174	355

Cash and cash equivalents, end of period	$5	$21	$23	$71	$174

Supplemental schedule of operating activities
Cash paid during the year for interest			$5,603	$8,698	$8,420
Cash paid during the year for income taxes			21	21	25

The accompanying notes are an integral part of these consolidated financial statements.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

1.	Organization and Business Operations

VHR Broadcasting of Springfield, Inc. (“VHR Springfield”), formerly known as Burr Hawkins Media, Inc., was incorporated on November 24, 1997 in the State of Delaware for the sole purpose of acquiring the assets of IBC Acquisitions Statutory Trust (“IBC”) under a purchase agreement dated August 3, 1998 (the “IBC Acquisition”).

VHR Broadcasting, Inc. (the “Company” or “VHR”) was incorporated in the State of Tennessee on January 15, 1999 for the sole purpose of holding 100% of the outstanding capital stock of VHR Springfield under a plan of reorganization dated January 25, 1999 (the “Reorganization”), with the sole shareholder of VHR Springfield contributing his stock to VHR. The Reorganization has been accounted for at historical cost as a combination of entities under common control in a manner similar to a pooling of interests.

The Company currently owns, operates and programs, through its subsidiaries, one television station affiliated with Columbia Broadcasting Systems (“CBS”), KOLR (TV), Springfield, Missouri and one television station affiliated with American Broadcasting Company (“ABC”), KAMC (TV), Lubbock, Texas.

The accompanying consolidated financial statements have been prepared pursuant to the relationships described below and present the financial position and results of operations of the Company. Quorum Broadcast Holdings, LLC (“Quorum”) consolidates the Company because Quorum was deemed to have a controlling financial interest under GAAP over the Company for the reasons provided below.

VHR has entered into various service agreements with Quorum (Note 3). KOLR and KAMC each have a Shared Services Agreement (“SSA”) with Quorum, which allows the sharing of services including news production, transmission and facilities maintenance and collections and payable support, in exchange for Quorum’s right to receive payments from VHR as described in the SSA. These payments have the effect of Quorum receiving substantially all of the available cash, after payment of debt service costs, generated by KOLR and KAMC. Through a Joint Sales Agreement (“JSA”), Quorum has also acquired the right to sell and receive the revenue from the advertising time on KOLR and KAMC in return for monthly payments to VHR. In order for both Quorum and VHR to continue to comply with FCC regulations, VHR must maintain complete responsibility for and control over programming finances, personnel and operations of its stations.

In addition to providing certain services to VHR’s television stations, Quorum is also the guarantor of VHR’s debt (Note 7).

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

On February 16, 1999, the Company entered into option agreements granting Quorum the right to purchase the stations pursuant to the terms therein. The exercise of the options will be permitted solely in accordance with the Communications Act and all applicable rules, regulations and policies of the FCC and is subject to its prior consent. The option expires on the ninth anniversary of the date of the agreements.

As a result of the service arrangements, the debt guarantees and the option agreements discussed above, Quorum is deemed to have a controlling financial interest in VHR under accounting principles generally accepted in the US, while complying with the FCC’s rules regarding ownership limits in television markets.

Television broadcasting is subject to the jurisdiction of the Federal Communications Commission (“FCC”) under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations.

The Company is highly leveraged and its ability to repay or refinance its debt depends on, among other factors, its various agreements, financial, business, market, competitive and other conditions, many of which are beyond the control of the Company. The Company was principally dependent on its relationship with Quorum through December 29, 2003 and since December 30, 2003 is principally dependent on its relationship with Nexstar Broadcasting Group, Inc. (“Nexstar”). Quorum provided the necessary financial and other resources to the Company, via the continuation of the various service arrangements in place between the Company and Quorum, through December 29, 2003. On December 30, 2003 Quorum merged its operations with Nexstar (Note 11). Nexstar will provide the necessary financial and other resources to VHR, via the continuation of the various service agreements in place between VHR and Nexstar, for at least the next 12 months from December 31, 2003, in order to enable VHR to continue to operate as a going concern. Beyond March 2004, Nexstar’s ability to meet its financial obligations and also provide the necessary financial and other resources will depend on, among other things, financial, business, market, competitive and other conditions, many of which are beyond the control of Nexstar.

The consolidated interim financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company’s audited financial statements for the year ended December 31, 2002 are included herein, which include all such information and disclosures. In the opinion of management, the unaudited consolidated interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to summarize fairly the financial position, results of operations and cash flows of the Company for the periods presented. The interim results of operations are not necessarily indicative of the results to be expected for the full year.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

period. The more significant estimates made by management include those relating to the recoverability of broadcast program rights and the useful lives of intangible assets. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments. The Company invests primarily in high quality securities with maturities less than three months. Accordingly, these investments are subject to minimal credit and market risk.

Revenue Recognition

Revenue includes income from shared services and other similar activities from time to time and is recognized in the period during which the goods or services are provided.

Cash and Barter Broadcast Rights and Broadcast Rights Payable

Broadcast rights, primarily in the form of syndicated programs and feature film packages, are initially recorded at the amount paid or payable to program suppliers for the limited right to broadcast the suppliers’ programming and are recorded when the following criteria are met: 1) the cost of each program is known or reasonably determinable, 2) the license period must have begun, 3) the program material has been accepted in accordance with the license agreement, and 4) when the programming is available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. Amortization is computed using the straight-line method based on the license period or on a per-play basis, whichever yields the greater expense. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year.

The Company barters advertising time for certain program material. These transactions, except those involving exchange of advertising time for network programming, are recorded at management’s estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods. The Company recorded $541, $647 and $843 of barter revenue and expense for the years ended December 31, 2002, 2001 and 2000, respectively.

Broadcast rights payable represent the gross amounts to be paid to program suppliers over the life of the contracts. The portion of broadcast rights payable within one year are classified as current liabilities.

Property and Equipment

Property and equipment is stated on the basis of cost or estimated fair value, determined through independent appraisals, at the date of acquisition. Major renewals and betterments are capitalized and repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Intangible Assets

Intangible assets include FCC licenses, network affiliation agreements, and goodwill. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). SFAS No. 142 requires companies to cease amortizing certain intangible assets including goodwill and FCC licenses. The amortization of existing goodwill and FCC licenses resulting from acquisitions completed prior to July 1, 2001 ceased on January 1, 2002.

SFAS No. 142, requires that goodwill be tested for impairment using a two-step process. The first step is to identify a potential impairment by comparing the fair value of a station with its carrying amount and, in transition, this step must be measured as of the beginning of the fiscal year. However, a company has six months from the date of adoption to complete the first step. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of the Company’s fiscal year. The Company completed the first step of the impairment test using the discounted cash flow method to estimate the fair value of its stations. The valuation assumptions used in the discounted cash flow model reflected anticipated future operating results and cash flow based on the Company’s business plan. As a result of this test the Company identified that one of its stations required additional testing for impairment of goodwill. The second test resulted in an impairment loss of $2.0 million net of taxes which has been accounted for as a cumulative effect of change in accounting principle. During each year ended December 31, 2001 and 2000, respectively, the Company incurred goodwill amortization expense of $399.

FCC licenses were tested for impairment using a one-step process, which compares the fair value to the carrying amount of the asset on a station by station basis as of December 31, 2002. The fair value of each station was determined using the discounted cash flow valuation method, assuming a hypothetical start-up whose only asset is the FCC license. The test resulted in no impairment being identified.

The following table presents certain financial information assuming that amortization expense associated with goodwill and FCC license was excluded for all periods presented:

(in thousands of dollars)	2002	2001	2000

Net loss	$(7,782)	$(8,835)	$(9,550)
Add
Goodwill amortization, net of tax	—	399	399
Indefinite-lived intangible asset amortization, net of tax	—	819	819

Net loss—as adjusted	$(7,782)	$(7,617)	$(8,332)

The Company tests the impairment of its goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of a station with its carrying amount, including goodwill. The fair value of a station is determined through the use of a discounted cash flow analysis. If the fair value of the station exceeds its carrying amount, goodwill is not considered impaired. If

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

the carrying amount of the station exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the station’s fair value (as determined in the first step) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

An impairment assessment of goodwill and FCC licenses could be triggered by a significant reduction in operating results or cash flows at one or more of the Company’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which the Company’s television stations operate, or by adverse changes to FCC ownership rules, among others.

There were no additional impairments of FCC licenses and goodwill at December 31, 2002. As of September 30, 2003, the Company did not identify any triggering events for an impairment assessment.

Long-Lived Assets

The Company periodically evaluates the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flow derived from the asset is less than its carrying value.

Debt Financing Costs

Debt financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method.

Interest Rate Swap

The Company uses derivative financial instruments for purposes other than trading, such as hedging for long-term debt or anticipated transactions, and does so to reduce its exposure to fluctuation in interest rates. Interest payments receivable and payable under the terms of the interest rate swap are accrued over the period to which the payments relate. The interest payments accrued on the swap and any swap fees paid at the inception of the interest rate swap are treated as an adjustment of interest income or expense related to the underlying liabilities.

Financial Instruments

The carrying amount of program rights payable, accounts payable and accrued expenses approximate fair value due to their short-term nature. The fair value of hedging instruments were obtained from financial institution quotes. The interest rates on substantially all of the Company’s bank borrowings are adjusted regularly to reflect current market rates. Accordingly, the carrying amounts of the Company’s short-term and long-term borrowings also approximate fair value.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are provided for differences in the treatment of income and expense items for financial reporting and income tax purposes.

Recently Issued Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS No. 145”), which is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 rescinds SFAS No. 4 and SFAS No. 64, which addressed the accounting for gains and losses from extinguishment of debt. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 also makes technical corrections to certain existing pronouncements that are not substantive in nature. The Company adopted SFAS No. 145 effective for the year ended December 31, 2002 and as a result has reclassified $242, $269 and $2,303, respectively of extraordinary loss from refinancing of credit facilities to interest expense for the year ended December 31, 2002, 2001 and 2000.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullified Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“EITF 94-3”). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The Company does not expect that the adoption of SFAS No. 146 will have a material impact on its financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN No. 45”). The Interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The Interpretation also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect on the accompanying consolidated financial statements. As discussed in Note 6, Quorum guarantees the term debt of VHR Inc.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN No. 46”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. This interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46, is effective for variable interest entities created after January 31, 2003. For arrangements entered into prior to January 31, 2003, FIN No. 46, as amended by FIN 46R, the interpretation requires adoption by the Company in the second fiscal quarter of 2004. The Company is currently assessing the impact of FIN No. 46 on its financial position and results of operations.

On April 30, 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (“SFAS No. 133”), Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SAFS No. 133 and certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivative in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on the financial position or results of operations of the Company.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation which resulted in no changes to reported net loss.

3.	Joint Sales Agreements and Shared Service Agreements

On February 16, 1999, the Company entered into joint sales agreements (the “JSAs”) with Quorum Broadcasting of Missouri, Inc., the licensee of a television station in Springfield, Missouri and with Quorum Broadcasting of Texas, Inc., the licensee of a television station in Lubbock, Texas, both subsidiaries of Quorum Broadcast Holdings, LLC (collectively, “Quorum”). The terms of the JSAs with Quorum are ten years with an automatic renewal of 10 additional years unless the agreements are otherwise terminated. Under the JSAs, the Company agrees to sell to Quorum and to permit Quorum to resell to advertisers all of the time available for commercial advertisements. During the term of the JSAs, Quorum is obligated to pay the Company a monthly fee as mutually agreed upon.

Quorum is entitled to all revenues attributable to commercial advertisements sold by Quorum. Quorum is obligated to undertake the administration and servicing of the Company’s contracts and other agreements which provide for the sale and broadcast of advertising and related activities. Commissions to employees and agencies payable on account of advertising broadcast are paid by Quorum. Quorum is also responsible for the salaries, benefits, and other employee related costs of employment of advertising sales staff. The Company maintains full control over the operations of its stations, including programming, editorial policies, employees of the Company and Company-controlled facilities.

Concurrent with the JSAs, the Company also entered into shared service agreements (the “SSAs”) with Quorum. Under the SSAs, the Company and Quorum agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of their respective stations. Under the SSAs, Quorum provides certain services as stated in the SSAs. In consideration for the services provided to VHR by Quorum, the Company pays a service fee as stated in the SSAs.

For the years ended December 31, 2002, 2001 and 2000, the Company recognized revenue of $8,137, $10,719 and $9,938 pursuant to the JSAs.

On February 16, 1999, the Company entered into option agreements granting Quorum the right to purchase the station pursuant to the terms therein (Note 1).

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

4.	Property and Equipment

Property and equipment consists of the following:

(in thousands of dollars)	Estimated Useful Life (Years)	December 31,
		2002	2001
Land	–	$247	$446
Building and improvements	39	2,948	4,213
Transmission equipment	5	424	423
Broadcasting equipment	3 – 5	5,204	5,966
Furniture and other equipment	5 – 7	581	846
Vehicles	5 – 7	645	645
Construction in progress	–	59	38

Total		10,108	12,577

Less: accumulated depreciation		5,759	5,107

Property and equipment, net		$4,349	$7,470

Depreciation expense recorded for the years ended December 31, 2002, 2001 and 2000 was $1,651, $1,790 and $1,914, respectively.

On May 11, 2001, the Company sold its telecommunications tower facilities and recorded a gain of $2.5 million on the sale which has been deferred and is being recognized over the lease term. The proceeds from the sale of the towers were applied to the outstanding loan amounts under its Term loan facility . The Company entered into a noncancelable operating lease for tower space. The deferred gain as of December 31, 2002 is approximately $2.2 million.

5.	Goodwill and Other Intangible Assets

Intangible assets consist of the following:

(in thousands of dollars)	Amortization Period (Years)	December 31,
		2002	2001

FCC license	indefinite	$12,288	$12,288
Network affiliation agreements	15	35,177	35,177
Other	1-15	14,228	14,228

		61,693	61,693

Less: accumulated amortization		16,931	13,454

Intangible assets, net		44,762	48,239

Goodwill, net	indefinite	2,800	4,797

Intangible assets and goodwill		$47,562	$53,036

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Amortization expense recorded for the years ended December 31, 2002, 2001 and 2000 was $3,477, $4,808 and $4,961, respectively.

The estimated useful life of network affiliations contemplates renewals of the underlying agreements based on the Company’s historical ability to renew such agreements without significant cost or modifications to the conditions from which the value of the affiliation was derived. These renewals can result in estimated useful lives of individual affiliations ranging from 12 to 20 years. Management has determined that 15 years is a reasonable estimate within the range of such estimated useful lives. The carrying value of indefinite-lived intangibles, excluding goodwill, at December 31, 2002 and 2001 was $9,714. The use of an indefinite life for FCC licenses contemplates the Company’s historical ability to renew its licenses, that such renewals generally may be obtained indefinitely and at little cost, and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the FCC licenses are expected to continue indefinitely.

The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets recorded on its books as of December 31, 2002 (dollars in thousands):

Year Ending December 31,
2003	$3,220
2004	3,220
2005	3,220
2006	3,220
2007	3,220

6.	Debt

On April 16, 1999, the Company entered into a credit agreement (the “Credit Agreement. The Credit Agreement provides for a term loan facility (the “Term Loan”) allowing for borrowings up to $85,000. The Term Loan may be Eurodollar loans, base rate loans, or a combination thereof. The Term Loan is being reduced in varying quarterly installments beginning on March 31, 2000 through the maturity date. The Company may, at any time, prepay the Term Loan in whole or in part, without premium or penalty. Amounts repaid or prepaid under the Term Loan may not be reborrowed. At December 31, 2002, $69,006 was outstanding under the Term Loan. The Term Loan is collateralized by substantially all of the Company’s assets.

Long-term debt consists of the following:

	December 31,
(in thousands of dollars)	2002	2001

Term loan facility	$69,006	$70,221
Less—current maturities	11,522	1,063

	$57,484	$69,158

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

The aggregate principal maturities of long-term debt are as follows:

2003	$11,522
2004	57,484

$69,006

All borrowings under the Credit Agreement bear interest at the lender’s base rate plus a percentage stipulated in the agreement. Interest is payable monthly. The term loan is payable in varying quarterly installments beginning in March 2000 through December 31, 2004. The lender may require prepayments to principal based upon the meeting of certain cash flow criteria as defined in the Credit Agreement. Additionally, the Company may, at any time, prepay the principal under the Credit Agreement, in whole or in part, without premium or penalty. Any scheduled payments or prepayments of the term loan may not be reborrowed. All borrowings under the Credit Agreement are secured by substantially all of the Company’s assets.

Debt Covenants

The Credit Agreement contains various restrictive covenants including the maintenance of certain financial ratios and limitations on distributions, sales of stock or assets, limitations on acquisitions, investments and advances and certain other transactions. These covenants are measured using the consolidated financial results of the Company. At December 31, 2001, the Company was in violation of certain debt covenants. On February 28, 2002, the Company amended the Credit Agreement which, in addition to resetting certain financial covenants, also restructured the scheduled principal maturities of the underlying debt. Additionally, the amendment eliminated the revolving credit facility, converting outstanding revolving credit borrowings to a term loan. The Company is retroactively in compliance with these covenants at December 31, 2001 after amending certain covenants on February 28, 2002.

On June 30, 2003, the Company defaulted on certain financial and nonfinancial debt covenants and subsequently obtained bank waivers for these violations and has modified future covenants through September 30, 2004 (Note 11).

Interest Rate Swap Agreements

There is an interest rate swap agreement in effect, which covers VHR’s term debt as of June 13, 2001 with a notional amount of $100,000 through June 13, 2002 and a reduced notional amount of $80,000 through June 13, 2003. The estimated fair market value of this derivative instrument relating to VHR at December 31, 2002 is a liability of $752. The interest rate swap agreement was entered into with a major financial institution with the differential to be paid or received on the swap being accrued as an adjustment to interest expense. Under the agreement, the Company pays a fixed rate of 4.625% and receives specified floating rates of interest. No other cash payments are made unless the agreement is terminated prior to maturity, in which case the amount paid or received in settlement is established by agreement at the time of termination, and usually represents the net present value, at current rates of interest, of the remaining obligations to exchange payments under the terms of the agreement. The Company is exposed to credit loss in the event of nonperformance by the counterparty.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

The Company entered into the Credit Agreement along with Quorum and Mission. Under the terms of the Credit Agreement, the parties may borrow up to a total of $155,000. At December 31, 2002 and 2001, the total borrowings was approximately $123.3 million and $125 million, respectively.

7.	Income Taxes

The income tax expense consists of the following:

	Years Ended December 31,
	2002	2001	2000
Current
Federal	$—	$—	$—
State	12	19	18

Total current	12	19	18

Deferred
Federal	659	—	—
State	150	—	—

Total deferred	809	—	—

Total tax expense	$821	$19	$18

The income tax expense differs from the U.S. federal statutory tax rate of 34% as a result of the following items:

	Years Ended December 31,
	2002	2001	2000
U.S. federal statutory tax rate, applied to loss
before income taxes, of 34%	$(2,367)	$(2,997)	$(3,241)
State taxes, net of federal benefit	44	(386)	(301)
Other permanent differences	1	(2)	2
Increase in valuation allowance	3,143	3,404	3,558

	$821	$19	$18

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

The deferred liabilities were comprised of the following:

	December 31,
	2002	2001	2000
Assets
Net operating loss carryforwards	$9,680	$8,157	$6,833
Amortization of intangible assets	3,100	1,376	855
Depreciation of property and equipment	690	—	—
Other	109	73	60
Deferred tower sale gain	842	1,382	—
Unrealized derivative loss	301	547	—

Liabilities	14,722	11,535	7,748
Depreciation of property and equipment	—	(402)	(81)

Less—valuation allowance	(15,531)	(11,133)	(7,667)

	$(809)	$—	$—

The Company has provided a full valuation allowance for net deferred tax assets as the realization of these future benefits is not reasonably assured at December 31, 2002, 2001 and 2000.

The Company has a federal net operating loss carryover available to reduce future taxable income of approximately $25,867 which will begin to expire in 2019. The Company has state net operating loss carryovers in various jurisdictions totaling approximately $22,727 which will begin to expire in 2006.

A corporation that undergoes a “change of ownership” pursuant to section 382 of the Internal Revenue Code is subject to limitations on the amount of its net operating loss carryforwards which may be used in the future. No assurance can be given that an ownership change will not occur as a result of transactions entered into by the Company, or by certain other parties over which the Company has no control. If a “change in ownership” for income tax purposes occurs, the Company’s ability to use “pre-change losses” could be postponed or reduced, possibly resulting in accelerated or additional tax payments which, with respect to tax periods beyond 1999, could have a material adverse impact on the Company’s financial position or results of operations.

8.	Employee Benefits

Retirement Savings Plan

In October 1998, the Company established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Contributions to the 401(k) Plan may be made at the discretion of the Company. The Company made contributions of $5, $5 and $5 to the 401(k) Plan for the years ended December 31, 2002, 2001 and 2000, respectively.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Pension Benefits

Under a collective bargaining agreement the Company contributes three percent (3%) of the gross monthly payroll of certain covered employees toward their pension benefits. Employees must have completed 90 days of service to be eligible for contribution. The Company’s contribution amounted to $8, $8 and $7 for the years ended December 31, 2002, 2001, and 2000, respectively.

9.	Commitments and Contingencies

Guarantor Arrangements

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN No. 45”), FIN No. 45 requires that a guarantor recognize, at the inception of a guarantee, ability for the fair value of the obligation undertaken by issuing the guarantee. FIN No. 45 also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect on the accompanying consolidated financial statements.

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these agreements is minimal. Accordingly, there are no liabilities recorded for these agreements as of December 31, 2002.

Broadcast Rights Commitments

Broadcast rights acquired under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from such current and future commitments outstanding at December 31, 2002 are as follows:

(in thousands of dollars)

2003	$22
2004	136
2005	65
2006	54

Future minimum payments for unavailable cash broadcast rights	$277

Unavailable program rights payable represent obligations to acquire cash and barter program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Digital Conversion

FCC regulations required the Company to commence digital operations by May 1, 2002, in addition to continuing the Company’s analog operations, unless an extension of time was granted. The Company received extensions of time, through July 2003. The Company has commenced low power digital TV operations for its stations.

Operating Leases

The Company has noncancelable operating lease agreements for tower sites expiring through 2021. The Company charged to operations for such leases $253 for the year ended December 31, 2002. Future minimum lease payments under these leases are as follows at December 31, 2002:

(in thousands of dollars)	Operating Leases

2003	$250
2004	260
2005	273
2006	287
2007	301
Thereafter	5,815

$7,186

Litigation

From time to time, the Company is involved in claims that arise out of the normal course of business. In the opinion of management, the ultimate liability with respect to these claims will not have a material adverse effect on the financial statements of the Company.

10.	Related Party Transactions

The Company has debt outstanding with the principal shareholder of VHR of $2,000,000 which matures on September 30, 2007. The Company pays interest of 12.5% annually or $250, $250 and $250 for the years ended December 31, 2002, 2001 and 2000, respectively. The Company also paid a management fee to the principal shareholder of VHR of $165, $180 and $180 for the years ended December 31, 2002, 2001 and 2000 which is included in selling, general and administrative expenses.

11.	Subsequent Events

Interest Rate Swap and Collar Agreements

On June 13, 2003, the interest rate swap agreements terminated. On the same date, Quorum and the Company entered into an interest rate collar agreement for a notional amount of $60 million through September 13, 2003 and $40 million from September 13, 2003 through December 13, 2004. Under the agreement the ceiling and floor interest rates are 2.5% and 0.88%, respectively.

VHR Broadcasting Inc.

Notes to Consolidated Financial Statements

December 31, 2002, 2001 and 2000

Credit Facilities

On September 9, 2003, Quorum and the Company amended the Credit Agreement to adjust certain financial covenants effective for the period ended June 30, 2003 and future periods because Quorum and the Company were not in compliance with certain covenant ratios as of June 30, 2003. All of the Company’s outstanding debt was repaid on December 30, 2003, in conjunction with the sale described below.

Mission Transaction

On September 12, 2003, Mission Broadcasting Inc. entered into purchase agreements with VHR Broadcasting Inc. for the purchase of television stations KOLR, KHMT and KAMC, and with Mission Broadcasting of Amarillo, Inc. for the purchase of the television stations KCIT and KCPN-LP. In the fourth quarter of 2003, VHR Broadcasting, Inc. merged with and into two affiliates of Mission Broadcast of Amarillo, Inc. and then Mission Broadcasting of Amarillo Inc. and such affiliates merged with and into Mission Broadcasting Inc. Quorum provided management, sales or other services to these stations under local service agreements with VHR Broadcasting Inc. and Mission Broadcasting of Amarillo Inc., as applicable. On September 12, 2003, Nexstar Broadcasting Group, L.L.C. (“Nexstar”) signed a definitive agreement to acquire all of the subsidiaries of Quorum. On December 30, 2003, the sale was consummated and upon consummation all of the Company’s outstanding debt was repaid. In conjunciton with this acquisition, Mission Broadcasting Inc. became a party to the local service agreements as the successor to VHR Broadcasting Inc. and Mission Broadcasting of Amarillo Inc.

12.	Valuation and Qualifying Accounts

The Company has no such qualifying accounts.